Exhibit 99.1

PROXY	PARTNERS BANK OF TEXAS.	PROXY

SPECIAL MEETING OF SHAREHOLDERS [Day], [Date], 2007 a/p.m., local time 8450 FM 1960 Bypass Road West Humble, Texas 77378

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints J. Nolan Bedford, Harry J. Brook and Milan B. Saunders, or either of them, as proxy of the undersigned, with full power of substitution and revocation, to vote all shares of the common stock of Partners Bank of Texas that the undersigned is entitled to vote at the Special Meeting of the Shareholders of Partners Bank, to be held at [•] a/p.m., local time, at 8450 FM 1960 Bypass Road West, Humble, Texas 77378, on [day], [date], 2007 at any adjournment thereof, with all the powers which the undersigned would possess if personally present at the meeting.

The undersigned hereby instructs the proxies to vote in accordance with the instruction marked on the reverse side in regard to the following proposal:

1.	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated January 24, 2007, by and between Sterling Bancshares, Inc., Sterling Bank and Partners Bank of Texas. which provides for the merger of Partners Bank with and into Sterling but, if no instruction is marked on the reverse side, to vote “FOR” approval of the agreement and plan of merger.

The undersigned hereby acknowledges receipt of the notice of meeting and the proxy statement/ prospectus dated                     , 2007, relating to the special meeting of shareholders. The agreement and plan of merger being voted on at the special meeting is attached to the proxy statement/prospectus as Appendix A.

Please Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.

(Continued – To Be Signed On Reverse Side)

The Board of Directors recommends a vote “FOR” Proposal 1.

PROPOSAL 1:

To approve and adopt the Agreement and Plan of Merger dated January 24, 2007, by and between Sterling Bancshares, Inc., Sterling Bank and Partners Bank of Texas. in the form attached as Appendix A to the Proxy Statement / Prospectus dated , 2007.	☐	FOR	☐	AGAINST	☐	ABSTAIN

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSALS CONTAINED HEREIN. All prior proxies are hereby revoked.

Signature(s)

Dated	,2007

Please sign exactly as your name(s) appear(s) on this Proxy. If held by more than one owner, each owner must sign. Trustees, administrators, etc. should include full title. A corporation should provide its full name and the title of the authorized officer signing this Proxy.

PLEASE COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE PROXY CARD

USING THE ENCLOSED ENVELOPE.